Exhibit (13)(c)

                                  SUBSCRIPTION




                                January 25, 1990


To: The Trustees of the MetLife -
      State Street Equity Trust
    One Financial Center
    Boston, Massachusetts 02111-2690

Dear Sirs:

     The undersigned hereby subscribes to one share(s) of beneficial interest of MetLife - State Street Energy Fund series, having a par value of $.001, at a price of $11.94 per share and agrees to pay therefor upon demand in cash the amount of $11.94 .

                                Very truly yours,

                                METLIFE - STATE STREET
                                  INVESTMENT SERVICES, INC.

                                By: /s/ David P. McLean
                                 --------------------------------------------
                                    David P. McLean
                                    President

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                                January 25, 1990

MetLife - State Street Equity Trust
One Financial Center
Boston, Massachusetts 02110-2690

Gentlemen:

     In connection with your sale to us today of one share(s) of beneficial interest of MetLife - State Street Energy Fund (the "Shares"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein, except upon repurchase or redemption by MetLife - State Street Energy Fund, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                              METLIFE - STATE STREET
                                INVESTMENT SERVICES, INC.

                              By: /s/ David P. McLean
                                  -------------------------------------
                                  David P. McLean
                                  President


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